SECURITIES AND EXCHANGE COMMISSION
Washington D.C.
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 19, 2005

Date of Report (Date of earliest event reported)

COMMUNICATION INTELLIGENCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19301	94-2790442
(Commission file number)	(IRS employer identification number)

275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065

(Address of principal executive offices)

(650) 802-7888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 1.01. Entry into a Material Definitive Agreement.

In late 1998, the Company assessed the option position of each of its employees, considering factors including, job descriptions and responsibilities, potential for future contributions and current option positions and salaries in relation to competitive employment opportunities that might be available to individual employees. As a result of this assessment, on January 12, 1999, the Company issued options to virtually all of its employees. Such options were issued with a seven year life and as such unexercised options from those grants will expire on January 12, 2006. To preserve the benefits that the Company desired to provide to its employees via the January 12, 1999 grants, to acknowledge the past seven years (and in many cases more) of service and to motivate employees to remain with the Company, on December 19, 2005, the Company granted options to employees in an amount equal to their options expiring on January 12, 2006. Such options were granted with immediate vesting, a seven year life and with an exercise price for 25% of the options at market value and the remaining 75% at $0.75 (the exercise price of the January 12, 1999 option grants). Additionally, CB Sung, a director, with 10,000 options expiring on January 27, 2006 was granted 10,000 options under the same terms as the above discussed employee options. Mr. Sung received the original grant for services rendered beyond those that are normally expected from a director.

Effective January 1, 2006, any options issued to employees will be subject to the provisions of FASB Statement 123(R) which require that an expense be calculated and recognized for all such options. The Company, by granting the employee stock options prior to the January 1, 2006, will not be required to recognize what would otherwise be a significant expense.

As part of the December 19, 2005, grants, the Company granted options to acquire shares of common stock to two executive officers and a director as follows:

Name	Position	Number of Options	Exercise Price
Guido DiGregorio	Chief Executive Officer	425,000 1,275,000	$0.39 $0.75
Frank Dane	Chief Financial and Legal Officer	35,986 107,957	$0.39 $0.75
C.B. Sung	Director	2,500 7,500	$0.39 $0.75

In addition to the option grants listed above, the following options are outstanding for each of the above listed individuals:

Name	Date of Grant	Stock Options Outstanding	Option Price	Date of Expiration
Guido DiGregorio	01/12/1999 02/22/2002	1,700,000 250,000	$0.75 $0.79	01/12/2006 02/22/2009

Francis Dane	01/12/1999 02/22/2002 05/08/2003 11/11/2004	143,943 100,000 100,000 100,000	$0.75 $0.79 $0.33 $0.55	01/12/2006 02/22/2009 05/08/2010 11/11/2011

C. B. Sung	01/27/1999 06/07/1999 06/12/2000 05/11/2001 06/18/2001 06/24/2002 06/23/2003 06/21/2004 05/17/2005 06/27/2005	10,000 25,000 25,000 16,190 25,000 25,000 25,000 25,000 25,000 25,000	$1.03 $1.19 $3.34 $1.11 $1.01 $0.66 $0.30 $0.54 $0.32 $0.46	01/27/2006 06/07/2006 06/12/2007 05/11/2008 06/18/2008 06/24/2009 06/23/2010 06/21/2011 05/17/2012 06/27/2012
* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2005

COMMUNICATION INTELLIGENCE CORPORATION

(Registrant)
By: /s/ Frank Dane ------------------------------- Frank Dane Chief Financial Officer